UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 8, 2018

TENNANT COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	1-16191	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Lilac Drive, P.O. Box 1452 Minneapolis, Minnesota	55440
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(763) 540-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.                    Other Events.

Tennant Company ("the Company") is filing with this Current Report on Form 8-K (this “Current Report”) (i) the audited consolidated statements of earnings, statements of comprehensive income, statements of cash flows and statements of shareholders' equity of the Company for each of the years in the three-year period ended December 31, 2016 and the consolidated balance sheets as of December 31, 2016 and 2015 to include additional guarantor information in the note entitled “Separate Financial Information of Guarantor Subsidiaries," (ii) the unaudited condensed consolidated statements of operations and the condensed consolidated statements of comprehensive income for each of the three and nine months ended September 30, 2017 and September 30, 2016, the related condensed consolidated balance sheets as of September 30, 2017 and December 31, 2016, and the related condensed consolidated statements of cash flows for the nine months ended September 30, 2017 and September 30, 2016 to include additional guarantor information in the note entitled "Separate Financial Information of Guarantor Subsidiaries," and (iii) the unaudited pro forma combined condensed income statements for the year ended December 31, 2016 and the nine months ended September 30, 2017. The unaudited pro forma combined condensed income statements combine the historical income statements of the Company and IPC (as defined below). On April 6, 2017, the Company completed the acquisition of IP Cleaning, S.p.A. ("IPC"), and its subsidiaries (the "Acquisition"). The unaudited pro forma combined condensed income statements give effect to the Acquisition as if it had occurred on January 1, 2016. The Company's audited consolidated financial statements and the notes related thereto, unaudited consolidated financial statements and the notes related thereto and the unaudited pro forma combined condensed income statements are filed as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3 hereto, respectively, and are incorporated herein by reference.
As previously disclosed, in April 2017 the Company issued in a private placement $300 million of 5.625% Senior Notes due 2025 (the “Original Notes”). The Original Notes are fully and unconditionally guaranteed by two subsidiaries of the Company (the “Subsidiary Guarantors”). In connection with the private placement of the Original Notes, the Company and the Subsidiary Guarantors entered into a registration rights agreement relating to the Original Notes, pursuant to which the Company and the Subsidiary Guarantors are filing a Registration Statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) to exchange the Original Notes for new notes (the “Exchange Notes”), with terms (including the guarantees by the Subsidiary Guarantors) identical in all material respects to the terms of the Original Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions or any increase in annual interest rate) (the “Exchange Offer”). In connection with the Exchange Offer, the Company will be required, pursuant to Rule 3-10 of Regulation S-X, to include in its financial statements certain financial information with respect to the Company, the Subsidiary Guarantors and non-guarantor subsidiaries of the Company.

The audited and unaudited consolidated financial statements of the Company and the notes related thereto have been updated to include the notes entitled “Supplemental Guarantor Financial Information." All other information, including financial information, provided in each of the Company's Form 10-K for the year ended December 31, 2016 (the “Form 10-K”), and the Company's Form 10-Q for the quarterly period ended September 30, 2017 (the “Form 10-Q”), remains unchanged and this Current Report does not modify or update the disclosures in the Form 10-K or the Form 10-Q in any other way. This Current Report should be read in conjunction with the Form 10-K and the Form 10-Q.

Item 9.01.                Financial Statements and Exhibits.

(b)    Pro Forma Financial Information.

The unaudited pro forma combined condensed income statements for the year ended December 31, 2016 and the nine months ended September 30, 2017, and the accompanying notes thereto, are filed as Exhibit 99.3 hereto and are incorporated herein by reference.

(d)    Exhibits.

23.1 Consent of KPMG LLP.

        99.1     Audited consolidated statements of earnings, statements of comprehensive income, statements of cash flows and statements of shareholders' equity of the Company for each of the years in the three-year period ended December 31, 2016 and the consolidated balance sheets as of December 31, 2016 and 2015, and the notes related thereto.

99.2     Unaudited condensed consolidated statements of operations and the condensed consolidated statements of comprehensive income for each of the three and nine months ended September 30, 2017 and September 30, 2016, the related condensed consolidated balance sheets as of September 30, 2017 and December 31, 2016, and the related condensed consolidated statements of cash flows for the nine months ended September 30, 2017 and September 30, 2016, and notes related thereto.

99.3      Unaudited pro forma combined condensed income statements for the year ended December 31, 2016 and the nine months ended September 30, 2017, and the notes related thereto.

101.INS XBRL Instance Document.

101.SCH XBRL Taxonomy Extension Schema Document.

101.CAL XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB XBRL Taxonomy Extension Label Linkbase Document.

101.PRE XBRL Taxonomy Extension Presentation Linkbase Document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennant Company

Date: January 8, 2018	By:	/s/ Thomas Paulson
Thomas Paulson
Senior Vice President and Chief Financial Officer